                                                                   EXHIBIT 10.10

                           MEMORANDUM OF UNDERSTANDING

     This Memorandum of Understanding (hereinafter referred to as "MOU") made and entered into on this 28th day of June, 1999 at U.S.A. by and between:

          UNION-TRANSPORT INC., a corporation duly organized and existing under the laws of the State of California, with office address at 19443 Laurel Park Road, Suite 107 Rancho Domingues, California 90220, U.S.A., represented by its Chief Executive, Roger McFarlane (hereinafter referred to as "UT")

                                     - and -

          MARUBENI TRANSPORT SERVICE CORP., a corporation duly organized and existing under the laws of the State of California, with office address at 444 West Ocean Blvd., Suite 1504, Long Beach, California 90802, U.S.A., represented by its President, Akira Kuroiwa (hereinafter referred to as "MTS").

     (Each of which referred to as PARTY and jointly referred to as PARTIES.)

                               WITNESSETH: THAT -

     WHEREAS, UT and MTS have agreed to expand their business collaboration, with a view towards forging a strategic alliance between UT Group companies and MTS for their mutual benefit and growth;

     WHEREAS, UT and MTS have agreed to collaborate further on a project by project basis and to enter into a definite agreement over an individual project, if or whenever it become necessary.

     WHEREAS, in order to signify the PARTIES' agreement on the foregoing, UT and MTS have agreed to initially enter into this MOU,

     NOW, THEREFORE, the PARTIES hereby agree as follows:

l. The PARTIES shall hold a strategic quarterly meeting in order to conduct a comprehensive discussion and review of the possible areas of collaboration including but not limited to:

2.   Combination of the cargo volume for the negotiations with third parties

          (1) MTS and UT shall cooperate in developing together for the purpose of increasing the mutual bargaining power to get competitive freight rate for ocean/air and land transport.

     (ii) Utilization of each party's facilities for business expansion

          (1) MTS and MTS's designated companies shall consider the possibility of utilizing UT's worldwide network on a competitive basis.

          (2) MTS will be allowed to access to the UBase data base system and hyper link to UTrack tracking system via MTS website for an agreed upon charge.

          (3) UT shall consider the possibility of appointing Marubeni Logistics Corp, a sister company of MTS, with office address at Shubido Yasuda Bldg., 2-9, Nishiki-cho, Kanda, Chiyoda-ku, Tokyo, Japan, as an agent in Japan.

     However, in the course of a collaboration on such individual projects, the PARTIES may hold a day-to-day meeting to discuss, develop and carry out, their plans at collaboration. Each PARTY shall bear any and all of its own expenses that it will or may incur in relation to the holding of such a strategic meeting or day-to-day meeting.

3. In order to implement and maintain the business collaboration hereunder of the PARTIES, both PARTIES shall organize a steering committee and assign thereto the following personnel respectively.

                                 CHIEF ORGANIZER

     UT               Gene Ochi
                      Senior Vice President Marketing

     MTS              Akira Kuroiwa,
                      President

4. This MOU will not preclude either PARTY from entering into a business collaboration with other firms/corporations engaged in the same line of activity/business.

5. All information, which one PARTY will/may receive from the other in connection with or by reason of this MOU and/or their business collaboration, shall be treated as confidential by the recipient and shall not be used otherwise than for the purposes of this MOU without the prior written consent of the PARTY providing such information.

6. This MOU shall continue in full force for an initial period of one (1) year after the date of signing hereof. Thereafter, this MOU shall be automatically extended for additional periods of one (1) year each unless either PARTY informs the other PARTY of its intention to terminate this MOU at least two (2) months prior to the expiration of the initial term or any extension thereof.

7. Each PARTY warrants that the execution and performance of this MOU by both PARTIES have been duly authorized and will not contravene nor violate any statute or law or any judgment, decree or regulation of any court or government authority, nor be in conflict with any other contracts or agreement to which any of them is a party.

8. This MOU shall not be assignable by either PARTY without the prior written consent of the other PARTY.

9. All communications,. as well as reporting, between the PARTIES, shall use the following addresses, to wit:

          * UT
          Attention: Gene Ochi and Chas Deller
          19443 Laurel Park Road, Suite l07
          Rancho Domingues, California. 90220

          *  MTS
          Attention: Akira Kuroiwa and Keith Stites (Yasuhiro Suzuki) 444 West Ocean Blvd., Suite 1504,
          Long Beach, California 90802

10.  This MOU shall be governed and construed by the laws of California.

            IN WITNESS WHEREOF, the PARTIES hereunto affix their signatures on the date and at the place first above written.

MARUBENI TRANSPORT SERVICE CORP.             UNION TRANSPORT INC.


By:                                          By:

/s/ A. KUROIWA                               /s/ G. OCHI
A. KUROIWA,                                  G. OCHI,
PRESIDENT                                    SENIOR VICE PRESIDENT MARKETING


WITNESSED BY:


            MARUBENI CORPORATION
            Logistics & Insurance Management Dept


By:

/s/ E. KURIKI
   E. KURIKI

Appendix (1 ii (1))


MARUBENI LOGISTICS CORPORATION
Shubido Yasuda Bldg., 2-9, Nishiki-cho, Kanda, Chiyoda-ku, Tokyo, Japan

Shanghai Wai-Hong International Logistics Co., Ltd.
1 Fen Xin Road, Wai Gao Qiao Free Trade Zone, Pudong, Shanghai, China

BEIJING WAI-HONG INTERNATIONAL LOGISTICS CO., LTD.
No.2 East Road, Sanjianfang, Zhao Yang District, Beijing, China

LIMA LOGISTICS SERVICE INC (OFFICE ADDRESS)
3rd Floor, solid House Bldg, 2285 Pasong Tamo Extn., Makati, Philippines

MARUBENI EURO DISTRIBUTION GmbH
Muhlenstrasse 123, 41352 Korschenbroich, Germany